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                                                              EXHIBIT 99.B22D(4)

                             AMENDMENT NO. 3 TO THE
                          INVESTMENT ADVISORY AGREEMENT

May 23, 2005

SSgA Funds Management, Inc.
State Street Financial Center
One Lincoln Street
Boston, MA  02111

Ladies and Gentlemen:

The Investment Advisory Agreement between the SSgA Funds and SSgA Funds Management, Inc., dated May 1, 2001, as amended, is hereby amended to reduce the fee charged by the Advisor for investment advisory services to the SSgA Intermediate Fund, as reflected in the attached Amended Exhibit "A."

SSgA Funds                                SSgA Funds Management, Inc.


By:                                       By:
   -----------------------------------       -----------------------------------
       Lynn L. Anderson                          James Ross
                                                 Director, Product Development

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                                     AMENDED
                                   EXHIBIT "A"

                                  MAY 23, 2005

As consideration for the Adviser's services to the following Funds, the Adviser shall receive from each of these Funds an annual advisory fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Fund's average daily net assets during the month:

SSgA Money Market Fund                               0.25%
SSgA US Government Money Market Fund                 0.25%
SSgA S&P 500 Index Fund                              0.03%*
SSgA Disciplined Equity Fund                         0.25%
SSgA MSCI EAFE Index Fund                            0.10%*
SSgA Bond Market Fund                                0.30%
SSgA Yield Plus Fund                                 0.25%
SSgA US Treasury Money Market Fund                   0.10%**
SSgA US Treasury Obligations Fund                    0.25%
SSgA Core Opportunities Fund                         0.75%
SSgA Intermediate Fund                               0.30%
SSgA Prime Money Market Portfolio                    0.10%**
SSgA Emerging Markets Fund                           0.75%
SSgA Tax Free Money Market Fund                      0.25%
SSgA Tuckerman Active REIT Fund                      0.65%
SSgA Small Cap Fund                                  0.75%
SSgA International Stock Selection Fund              0.75%
SSgA Life Solutions Income and Growth Fund           0.00%
SSgA Life Solutions Balanced Fund                    0.00%
SSgA Life Solutions Growth Fund                      0.00%
SSgA Special Equity Fund                             0.75%
SSgA International Growth Opportunities Fund         0.75%
SSgA High Yield Bond Fund                            0.30%
SSgA Aggressive Equity Fund                          0.75%
SSgA IAM SHARES Fund                                 0.25%
SSgA Intermediate Municipal Bond Fund                0.30%
SSgA Large Cap Value Fund                            0.75%
SSgA Large Cap Growth Opportunities Fund             0.75%
SSgA Directional Core Equity Fund                    1.25%
SSgA Enhanced Small Cap Fund                         0.45%

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*   Only in the event the assets of the Fund are no longer invested in the
    Master Fund.
**  Pursuant to a contractual waiver until 12/31/2010.